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                                                                    Exhibit 23.3


                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

We consent to the incorporation by reference into The AES Corporation's Registration Statement No. 33-44498 on Form S-8, Registration Statement
No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement
No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 33-95046 on Form S-3, Registration Statement
No. 333-83767 on Form S-3/A, Registration Statement No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement
No. 333-38924 on Form S-3/A, Registration Statement No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3, Registration Statement
No. 333-43908 on Form S-4/A, Registration Statement No. 333-46564 on Form S-3, Registration Statement No. 333-45916 on Form S-4/A, Registration Statement
No. 333-49644 on Form S-4, Registration Statement No. 333-46564 on Form S-3/A, and Registration Statement No. 333-49644 on Form S-4/A, of our report dated February 12, 2000, on Compania de Alumbrado Electrico de San Salvador, S.A. de C.V.'s consolidated financial statements for the year ended December 31, 1999, included in this current report on Form 8-K/A of The AES Corporation dated
March 16, 2001.

ARIAS, MORALES Y CIA
Register No. 2103


Mario R. Navas A.
Partner
Register No. 1428
San Salvador, El Salvador
March 15, 2001